EXHIBIT 99.1
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   [EPICEPT CORPORATION LOGO]


   CONTACTS

   EPICEPT CORPORATION
   Robert W. Cook
   (201) 894-8980
   rcook@epicept.com

   FEINSTEIN KEAN HEALTHCARE
   Francesca T. DeVellis
   (617) 577-8110
   francesca.devellis@fkhealth.com


          EPICEPT ANNOUNCES RECEIPT OF DETERMINATION LETTER FROM NASDAQ


ENGLEWOOD CLIFFS, NJ - (OCTOBER 25, 2006) EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) today announced that it has been notified by the Nasdaq Listings Qualification Department that the Company has not regained compliance with the continued listing requirements of The Nasdaq Global Market because the market value of the Company's listed securities has fallen below $50,000,000 for ten consecutive business days (Pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules).

On September 22, 2006, EpiCept announced that the Nasdaq Listings Qualification Department notified the Company on September 20, 2006 that it was not in compliance with Marketplace Rule 4450(b)(1)(A). Pursuant to Nasdaq Marketplace Rule 4450(e)(4), EpiCept was provided a period of 30 calendar days, or until October 20, 2006, to regain compliance. On October 23, 2006, EpiCept received a Nasdaq Staff Determination letter indicating that the Company had not complied with the aggregate market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4450(b)(1)(A), and that its securities are, therefore, subject to delisting from The Nasdaq Global Market.

EpiCept intends to request a hearing before a Nasdaq Listing Qualifications Panel to review this determination and intends to submit its compliance plan in conjunction with this hearing. The Company's securities will remain listed on The Nasdaq Global Market pending the Panel's decision. The Company expects the hearing to be held in approximately 30 to 45 days and the Panel's decision to be announced within 30 to 45 days after the hearing. In the event the Company's securities are delisted from The Nasdaq Global Market, the Company intends to apply to have its listing transferred to The Nasdaq Capital Market. The Company's securities may also be eligible to trade on the over-the-counter market.


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October 25, 2006
Page 2


"EpiCept is committed to obtaining the best listing venue for its common stock and will pursue all of its options," said Jack Talley, President and Chief Executive Officer, EpiCept Corporation.

ABOUT EPICEPT CORPORATION
EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound will be submitted in Europe in the near future. EpiCept is based in New Jersey, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the potential delisting of the Company's securities, the Company's hearing request, the potential application to list the Company's securities on The Nasdaq Capital Market and the potential trading of the Company's securities on the over-the-counter market. Factors that may cause actual results to differ materially include the risk that Nasdaq will not grant the Company's request for continued listing, that the Company's request to have the Company's securities listed on The Nasdaq Capital Market will not be granted or that the Company's securities will be traded in the over-the-counter market. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in the Company's periodic reports and other filings with the SEC.

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